EMPLOYMENT AGREEMENT

EMPLOYMENT AGREEMENT (this “Employment Agreement”), dated as of June 30, 2008, by and between TheStreet.com, Inc., a Delaware corporation (the “Company” or “TheStreet.com”), and Eric Ashman (“Ashman”).

WHEREAS, the Company desires that Ashman enter into this Employment Agreement, and Ashman desires to enter into this Employment Agreement, on the terms and conditions set forth herein;

WHEREAS, the Company and Mr. Ashman entered into an Employment Agreement dated July 5, 2006 which is set to expire on June 30, 2008

WHEREAS, both the Company and Mr. Ashman agree that this Employment Agreement shall supersede all previous agreements between the parties including the Employment Agreement dated July 5, 2006.

NOW THEREFORE, the parties hereto agree as follows:

Section 1. Duties; Term.

The Company agrees to employ Ashman, and Ashman agrees to be so employed, in the position of Chief Financial Officer and Ashman agrees to perform such duties, functions and responsibilities as are generally incident to such position, reporting to and subject to the direction of the Chief Executive Officer, for a period commencing on June 30, 2008 (the “Commencement Date”) and ending on June 30, 2009, unless sooner terminated in accordance with Section 4 hereof and shall be renewed automatically for an additional one-year period unless the Company or Ashman gives notice to the other party hereto not less than ninety (90) days prior to June 30, 2009 of its or his election not to renew the Employment Agreement, in which event the Employment Agreement shall terminate on such date. The period of employment under this Employment Agreement, as renewed or earlier terminated pursuant to Section 4 below, shall be referred to in this Employment Agreement as the “Term”. Ashman agrees to perform faithfully the duties assigned to him pursuant to this Employment Agreement to the best of his abilities and to devote all of his business time and attention to the Company’s business. Ashman shall be subject to all laws, rules, regulations and policies as are from time to time applicable to employees of the Company including TheStreet.com’s Policy on Investments, and will be required to comply fully with the provisions of all written supervisory procedures and other relevant securities and disciplinary policies relevant to his position with the Company.

Section 2. Compensation.

(a) Annual Salary. As compensation for his services hereunder, during the Term the Company shall pay to Ashman a salary of Two Hundred and Seventy-six Thousand Dollars ($276,000) per annum, payable in accordance with the Company’s standard payroll policies, and less all applicable federal, state and local withholding taxes (the “Annual Salary”). The Annual Salary shall be reviewed at least annually during the Term, and may be increased in the sole discretion of the Company’s Chief Executive Officer and the Compensation Committee of the Company’s Board of Directors (the “Board”), taking into consideration both the Company’s and Ashman’s performance during the preceding year.

(b) Bonus. Except as set forth in Section 4 hereof, in addition to the Annual Salary, Ashman shall be entitled to receive additional bonus compensation under the Company's 2007 Performance Incentive Plan (the "Plan"), payable at year end or shortly thereafter, which may be cash and/or equity compensation, for his employment during each calendar year of the Term (the "Annual Bonus"). Ashman's Annual Bonus will be calculated in accordance with the formulas specified in the Agreement for Grant of Cash Performance Award Under 2007 Performance Incentive Plan which is attached hereto as Exhibit A and incorporated herein by reference. Each calendar year of the Term the Company will issue a new Agreement for Grant of Performance Based Award as determined by the Compensation Committee of the Board of Directors.

(c) In addition to the Annual Salary, the Annual Bonus and the stock options, Ashman may, in the discretion of the Compensation Committee of the Company’s Board of Directors, be granted awards under the Plan on an annual or other basis as compensation for the performance of his services hereunder.

Section 3. Benefits; Expense Reimbursement.

During the Term, Ashman shall be eligible to participate in any group insurance, accident, sickness and hospitalization insurance, and any other employee benefit plans of the Company in effect during the Term and available to the Company’s executive officers, and Ashman shall have the right to reimbursement, upon proper accounting, of reasonable expenses and disbursements incurred by him in the course of his duties hereunder. In addition, during each year of the Term, Ashman shall be entitled to three (3) weeks of paid vacation.

Section 4. Employment Termination.

(a) At any time during the Term, and except as otherwise provided in Sections 4(b) and 4(c) hereof, the Company shall only have the right to terminate this Employment Agreement and Ashman’s employment with the Company hereunder, upon written notice to Ashman, in the event Ashman engages in conduct which constitutes “Cause.” For purposes of this Employment Agreement, Cause shall mean (i) Ashman’s willful misconduct or gross negligence in the performance of his obligations under this Employment Agreement, (ii) dishonesty or misappropriation by Ashman relating to the Company or any of its funds, properties, or other assets, (iii) inexcusable repeated or prolonged absence from work by Ashman (other than as a result of, or in connection with, a disability), (iv) any unauthorized disclosure by Ashman of confidential or proprietary information of the Company, which is reasonably likely to result in material harm to the Company, (v) a conviction of Ashman (including entry of a guilty or nolo contendere plea) involving fraud, dishonesty, moral turpitude, or involving a violation of federal or state securities laws, or (vi) the failure by Ashman to perform faithfully his duties hereunder or other breach by Ashman of this Employment Agreement and such failure or breach is not cured, to the extent cure is possible, by Ashman within thirty (30) days after receipt of written notice thereof from the Company to Ashman. If this Employment Agreement and Ashman’s employment with the Company hereunder is terminated for Cause, or if Ashman voluntarily resigns from the Company without Good Reason, during the Term, the Company shall pay Ashman an amount equal to all earned but unpaid portions of the Annual Salary and unused vacation days through the date of termination, and following any such termination, Ashman shall not be entitled to receive any other compensation or benefits from the Company hereunder.

(b) This Employment Agreement and Ashman’s employment with the Company hereunder may also be terminated by the Company without Cause, or by Ashman upon the occurrence of an event constituting Good Reason. For purposes of this Employment Agreement, “Good Reason” shall mean (i) the failure of the Company to cure a material adverse change made by it in Ashman’s functions, duties, or responsibilities in his positions with the Company as provided in this Employment Agreement, or (ii) a reduction in the Annual Salary during the Term, or (iii) the failure of the Company to cure any other material breach of this Employment Agreement, or (iv) in connection with the occurrence of a Change of Control, there is a significant reduction of Ashman’s authority, duties or responsibilities relative to his authority, duties or responsibilities in effect immediately prior to such reduction; provided, however, that the foregoing provision shall not include a reduction in duties or responsibilities solely by virtue of the Company being acquired and made part of a larger entity (as, for example, if Ashman is not appointed as Chief Financial Officer of the acquiring corporation, but continues to have a substantially similar level of responsibility over the affairs of the Company following such Change of Control), or (v) Ashman’s relocation by the Company or a successor thereto to a location more than fifty (50) miles from either the Company’s current headquarters or Ashman’s home address, provided that, in the case of (i), (ii), or (iii) above, the Company has failed to cure the event constituting Good Reason within thirty (30) days following written notice thereof from Ashman.

In the event that Ashman’s employment is terminated by the Company without Cause, or by Ashman with Good Reason, then the Company shall pay or provide to Ashman, as his sole and exclusive remedy hereunder, upon delivery by Ashman to the Company of a customary release, (A) an amount equal to all earned but unpaid portions of the Annual Salary and unused vacation days through the date of termination, (B) group life, disability, sickness, hospitalization and accident insurance benefits equivalent to those to which Ashman would have been entitled if he had continued working for the Company for an additional twelve (12) month period, and (C) the Annual Salary to the same extent to which Ashman would have been entitled if he had continued working for the Company for an additional two year (2) period.

The benefits continuation and salary payments provided for above shall be contingent upon Ashman’s continued compliance with Sections 5 and 6 hereof,. Additionally, the benefits continuation provided for in (B) above shall terminate upon Ashman’s becoming eligible for corresponding benefits in connection with new employment. Except as set forth above, Ashman shall not be entitled to receive any other compensation or benefits from the Company hereunder.

(c) This Employment Agreement and Ashman’s employment with the Company hereunder shall terminate immediately and automatically upon (i) the death or Disability (as defined below) of Ashman, (ii) the liquidation or dissolution of the Company or other shutdown of the business then conducted by the Company, or (iii) the expiration of the Term. For purposes of this Employment Agreement, “Disability” shall mean physical or mental incapacity of a nature which prevents Ashman, in the good faith judgment of the Company’s Board of Directors, from performing his duties under this Employment Agreement for a period of 90 consecutive days or 150 days during any year with each year under this Employment Agreement commencing on each anniversary of the date hereof. If this Employment Agreement and Ashman’s employment with the Company hereunder is terminated on account of (i) or (ii) above, then the Company shall pay Ashman, or his estate, conservator or designated beneficiary, as the case may be, an amount equal to (A) all earned but unpaid portions of the Annual Salary and unused vacation days through the date of termination, and following any such termination, neither Ashman, nor his estate, conservator or designated beneficiary, as the case may be, shall be entitled to receive any other compensation or benefits from the Company hereunder.

(d) Upon the termination of this Employment Agreement pursuant to Section 4 hereof, the Company shall have no further obligations under this Employment Agreement; provided, however, that Sections 5 through 18 hereof shall survive and remain in full force and effect.

Section 5. Non-Competition. Except in the event of a termination of Ashman’s employment hereunder by the Company without Cause or by Ashman for Good Reason:

(a) Ashman hereby agrees that, during the period from the Commencement Date through the end of the first nine (9) months after the cessation of Ashman’s employment with the Company, he will not engage in “Competition” with the Company. For purposes of this Employment Agreement, Competition by Ashman shall mean Ashman’s engaging in, or otherwise directly or indirectly being employed by or acting as a consultant or lender to, or being a director, officer, employee, principal, agent, stockholder, member, owner or partner of, or permitting his name to be used in connection with the activities of any other business or organization anywhere in the United States which engages in the business of providing original editorial financial news content over the Internet; provided, however, that, notwithstanding the foregoing, it shall not be a violation of this Section 5(a) for Ashman to become the registered or beneficial owner of up to three percent (3%) of any class of the capital stock of a competing corporation registered under the Securities Exchange Act of 1934, as amended, provided that Ashman does not otherwise participate in the business of such corporation.

(b) Ashman hereby agrees that, during the period from the Commencement Date through the end of the first twelve (12) months after the cessation of Ashman’s employment with the Company, he will not solicit for employment or hire, in any business enterprise or activity, any person who was employed by the Company during the Term.

Section 6. Confidentiality; Intellectual Property.

(a) Except as otherwise provided in this Employment Agreement, at all times during and after the Term, Ashman shall keep secret and retain in strictest confidence, any and all confidential information relating to the Company, and shall use such confidential information only in furtherance of the performance by him of his duties to the Company and not for personal benefit or the benefit of any interest adverse to the Company’s interests. For purposes of this Employment Agreement, “confidential information” shall mean any information, including, without limitation, plans, specifications, models, samples, data, customer lists and customer information, computer programs and documentation, and other technical and/or business information, in whatever form, tangible or intangible, that can be communicated by whatever means available at such time, that relates to the Company’s current business or future business contemplated during the Term, or that relates to the products or services offered or at any time contemplated to be offered by the Company, or the development thereof, and any information received from others that the Company is obligated to treat as confidential or proprietary (provided that such confidential information shall not include any information that (a) has become generally available to the public other than as a result of a disclosure by Ashman, or (b) was available to or became known to Ashman prior to the disclosure of such information on a non-confidential basis without breach of any duty of confidentiality from any party to the Company), and shall not disclose such confidential information to any Person other than the Company, except as may be required by law or court or administrative order (in which event Ashman shall so notify the Company as promptly as practicable). Upon termination of the Term for any reason, Ashman shall return to the Company all copies, reproductions and summaries of confidential information in his possession and erase the same from all media in his possession, and, if the Company so requests, shall certify in writing that he has done so. All confidential information is and shall remain the property of the Company as applicable (or, in the case of information that the Company received from a third party which it is obligated to treat as confidential, then the property of such third party).

(b) All Intellectual Property (as hereinafter defined) and Technology (as hereinafter defined) created, developed, obtained or conceived of by Ashman during the Term, and all business opportunities presented to Ashman during the Term, shall be owned by and belong exclusively to the Company, provided that they reasonably relate to any of the business of the Company on the date of such creation, development, obtaining or conception, and Ashman shall (i) promptly disclose any such Intellectual Property, Technology or business opportunity to the Company, and (ii) execute and deliver to the Company, without additional compensation, such instruments as the Company may require from time to time to evidence its ownership of any such Intellectual Property, Technology or business opportunity. For purposes of this Employment Agreement, (x) the term “Intellectual Property” means and includes any and all trademarks, trade names, service marks, service names, patents, copyrights, and applications therefor, and (y) the term “Technology” means and includes any and all trade secrets, proprietary information, invention, discoveries, know-how, formulae, processes and procedures.

Section 7. Covenants Reasonable.

The parties acknowledge that the restrictions contained in Sections 5 and 6 hereof are a reasonable and necessary protection of the immediate interests of the Company, and any violation of these restrictions would cause substantial injury to the Company and that the Company would not have entered into this Employment Agreement, without receiving the additional consideration offered by Ashman in binding himself to any of these restrictions. In the event of a breach or threatened breach by Ashman of any of these restrictions, the Company shall be entitled to apply to any court of competent jurisdiction for an injunction restraining Ashman from such breach or threatened breach; provided however, that the right to apply for an injunction shall not be construed as prohibiting the Company from pursuing any other available remedies for such breach or threatened breach.

Section 8. No Third Party Beneficiary.

This Employment Agreement is not intended and shall not be construed to confer any rights or remedies hereunder upon any Person, other than the parties hereto or their permitted assigns. “Person” shall mean an individual, corporation, partnership, limited liability company, limited liability partnership, association, trust or other unincorporated organization or entity.

Section 9. Notices.

Unless otherwise provided herein, any notice, exercise of rights or other communication required or permitted to be given hereunder shall be in writing and shall be given by overnight delivery service such as Federal Express, telecopy (or like transmission) or personal delivery against receipt, or mailed by registered or certified mail (return receipt requested), to the party to whom it is given at such party’s address set forth below such party’s name on the signature page or such other address as such party may hereafter specify by notice to the other party hereto. Any notice or other communication shall be deemed to have been given as of the date so personally delivered or transmitted by telecopy or like transmission or on the next business day when sent by overnight delivery service.

Section 10. Representations.

The Company hereby represents and warrants that the execution and delivery of this Employment Agreement and the performance by the Company of its obligations hereunder have been duly authorized by all necessary corporate action of the Company.

Section 11. Amendment.

This Employment Agreement may be amended only by a written agreement signed by the parties hereto.

Section 12. Assignment and Delegation; Binding Effect.

Neither party may assign any of its rights or delegate any performance under this Employment Agreement without the prior written consent of the other, provided, however, that the Company may assign this Employment Agreement without Ashman’s prior written consent (i) in connection with any merger, consolidation, any sale of all or substantially all of the Company’s assets or any other transaction in which more than fifty percent (50%) of the Company’s voting securities are transferred; or (ii) to any subsidiary, affiliate, joint venture, partnership or limited liability company in which the Company has a majority interest. Any purported assignment of rights or delegation of performance in violation of this Section is void. None of Ashman’s rights under this Employment Agreement shall be subject to any encumbrances or the claims of Ashman’s creditors.

This Employment Agreement shall bind and benefit the Company and any successor organization which shall succeed to the Company by merger or consolidation or operation of law, or by acquisition of all or substantially all of the assets of the Company (provided that a successor by way of acquisition of assets shall have undertaken in writing to assume the obligations of the Company hereunder).

Section 13. Governing Law.

This Employment Agreement shall be governed by and construed in accordance with the internal laws of the State of New York applicable to contracts to be performed wholly within the state and without regard to its conflict of laws provisions.

Section 14. Severability.

If any provision of this Employment Agreement, including those contained in Sections 5 and 6 hereof, shall for any reason be held invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions hereof shall not be affected or impaired thereby. Moreover, if any one or more of the provisions of this Employment Agreement, including those contained in Sections 5 and 6 hereof, shall be held to be excessively broad as to duration, activity or subject, such provisions shall be construed by limiting and reducing them so as to be enforceable to the maximum extent allowable by applicable law. To the extent permitted by applicable law, each party hereto waives any provision of law that renders any provision of this Employment Agreement invalid, illegal or unenforceable in any way.

Section 15. Execution in Counterparts.

This Employment Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original and all of which shall constitute one and the same instrument.

Section 16. Entire Agreement.

This Employment Agreement, together with the Option Agreement, sets forth the entire agreement, and supersedes all prior agreements and understandings, both written and oral, between the parties with respect to the subject matter hereof and thereof.

Section 17. Titles and Headings.

Titles and headings to Sections herein are for purposes of reference only, and shall in no way limit, define or otherwise affect the meaning or interpretation of any of the provisions of this Employment Agreement.

Section 18. Conflicts of Interest.

Ashman specifically covenants, warrants and represents to the Company that he has the full, complete and entire right and authority to enter into this Employment Agreement, that he has no agreement, duty, commitment or responsibility of any kind or nature whatsoever with any corporation, partnership, firm, company, joint venture or other entity or other Person which would conflict in any manner whatsoever with any of his duties, obligations or responsibilities to the Company pursuant to this Employment Agreement, that he is not in possession of any document or other tangible property of any other Person of a confidential or proprietary nature which would conflict in any manner whatsoever with any of his duties, obligations or responsibilities to the Company pursuant to his Employment Agreement, and that he is fully ready, willing and able to perform each and all of his duties, obligations and responsibilities to the Company pursuant to this Employment Agreement.

Section 19. Consent to Jurisdiction.

Ashman hereby irrevocably submits to the jurisdiction of any New York State or Federal court sitting in the City of New York in any action or proceeding to enforce the provisions of this Employment Agreement, and waives the defense of inconvenient forum to the maintenance of any such action or proceeding.

Section 20. Section 409A.

(a) Notwithstanding any provision of this Employment Agreement to the contrary, if Ashman is a “specified employee” as defined under Section 409A (“Section 409A”) of the Internal Revenue Code of 1986, as amended or any regulations or Treasury guidance promulgated thereunder, Ashman shall not be entitled to any payments upon a termination of his employment until the earlier of (i) the date which is six months after his termination of employment for any reason other than death or (ii) the date of his death. The provisions of this Section 20(a) shall only apply if required to comply with Section 409A.

(b) If any provision of this Employment Agreement (or of any award of compensation, including equity compensation or benefits) would cause Ashman to incur any additional tax or interest under Section 409A, the parties agree to negotiate in good faith to reform such provision in such manner as to maintain, to the maximum extent practicable, the original intent and economic terms of the applicable provision without violating the provisions of Section 409A.

[END OF TEXT]

IN WITNESS WHEREOF, the undersigned have executed this Employment Agreement as of the date first written above.

/s/ Eric Ashman
Eric. Ashman
193 Carlton Avenue
Brooklyn, NY 11217

THESTREET.COM, INC.

By:	/s/ Tom Clarke
Thomas J. Clarke, Jr.
Chief Executive Officer

Address:	14 Wall Street
15th Floor
New York, NY 10005
Telephone No.: (212) 321-5000
Fax No.: (212) 321-5014

EXHIBIT A

THESTREET.COM, INC.
AGREEMENT FOR GRANT
OF
CASH PERFORMANCE AWARD
UNDER
2007 PERFORMANCE INCENTIVE PLAN

 May 15, 2007

Eric Ashman
115 Fort Greene Place, 3B
Brooklyn, NY 11217

Dear Eric:

This letter (the “Letter”) sets forth the terms and conditions of the grant of a cash performance award (the “Award”) made to you by TheStreet.com, Inc. (the “Company”) under the Company’s 2007 Performance Incentive Plan (the “Plan”). Your Award is subject to stockholder approval of the Plan at the Company’s 2007 Annual Meeting of Stockholders.

Your Award is subject to the terms and conditions set forth in the Plan, any rules and regulations adopted by the Board of Directors of the Company or the committee of the Board which administer the Plan (collectively, the “Committee”), and this Letter.

Any capitalized term used in this Letter and not defined shall have the meaning set forth in the Plan.

In general, the amount of your potential bonus is expressed as a Target Bonus, which is the amount of your Award that you will earn if the Performance Objectives specified in this Letter are achieved at the 100% level. The amount payable under your Award may be more or less than your Target Bonus, depending on the level of performance achieved. The Committee’s determination of the level of achievement of the performance measures shall be final and binding on you.

Target Bonus.

Your award consists of a short term incentive (“STI”) and a long term incentive (“LTI”). Your Target Bonus for the STI is 65% of your $265,000 current annual base salary, or $172,250. Your Target Bonus for the LTI is 65% of your current annual base salary, or $172,250.

Performance Period.

The Performance Period for this Award is January 1, 2007 through December 31, 2007.

Performance Objectives and Payout Scale - STI.

Your Short Term Incentive will be based on the objectives set forth in Schedule A hereto.

The Target level of performance for each of these performance objectives is the amount set forth in the Company’s budget for 2007 as approved by the Board. The amount of your Award will be determined separately for each of these performance measures. Failure to attain one measure will not affect your ability to earn a bonus with respect to the other measure.

The amount payable for the Short-Term Incentive will be calculated in accordance with the sliding payout scale set forth in Schedule A hereto.

Payment of Short-Term Incentive

Your Short Term Incentive will be paid in a lump sum in cash within 60 calendar days after the end of calendar year 2007, provided that you are continuously employed by the Company through December 31, 2007.

Performance Objectives - LTI.

Your Long Term Incentive will vest on December 31, 2007 and will be calculated based on the Company’s Enterprise Multiple for 2007, as described below.

The Long Term Incentive opportunity is earned based upon the Company’s Enterprise Multiple (as defined below) as compared to the Peer Group in the plan year, on a sliding scale calculated between a range centered on the 2006 Benchmark (as defined below).

1. Definitions

Enterprise Multiple: The formula for calculating Enterprise Multiple is as follows:

a. Enterprise Value
                     ____________________________
Adjusted EBITDA (as defined) TTM

Enterprise Value: Enterprise Value is calculated as follows:

Market Capitalization + Total Debt - Cash & Cash Equivalents

EBITDA: Earnings before Interest, Taxes, Depreciation and Amortization

EBITDA is adjusted by excluding all of the following events that occur during the performance period: (i) asset write-downs, (ii) litigation or claim judgments or settlements, (iii) the effect of changes in tax laws, accounting principles, or other laws or provisions affecting reported results, (iv) any reorganization and restructuring programs, (v) extraordinary nonrecurring items as described in Accounting Principles Board Opinion No. 30 and/or in management’s discussion and analysis of financial condition and results of operations appearing in the Company’s annual report to stockholders for the applicable year, (vi) the impact of adjustments to a deferred tax asset valuation allowance, (vii) acquisitions or divestitures, and (viii) foreign exchange gains and losses. If any company in the Peer Group is acquired or delisted during the year, that company will be excluded from the Peer Group for the full year in calculating the amount of your Long Term compensation Incentive.

To ensure consistency with the application of this provision, EBITDA will be calculated as Operating Income, before Depreciation and Amortization, as reported from Thomson Financial, and then adjusted as outlined above.

For purposes of calculating the Enterprise Multiple, the previous four reported quarters will be used to calculate a trailing 12 months EBITDA.

Peer Group: The Peer Group used for calculating the Long Term Incentive is set forth on Schedule B hereto:

2006 Benchmark: The 2006 Benchmark is set forth on Schedule B hereto.

Calculation of the 2007 Long Term Incentive Award

At the end of 2007, the average of the Enterprise Multiple as calculated on the last trading day of each calendar quarter in 2007 will be calculated for the Company and each member of the Peer Group. The Company’s performance relative to the Peer Group median Enterprise Multiple will then be compared against the 2006 Benchmark, and the Long Term Compensation award for each participant will be calculated on a sliding scale as set forth on Schedule B:

Payment of Long Term Incentive

Your Long Term Incentive award will be converted into a number of phantom shares of the Company’s common stock (“2007 Phantom Shares”) by dividing the amount of the award earned by the closing price of the Common Stock on December 31, 2007 (the last day of the performance period). Your 2007 Phantom Shares will be credited to a bookkeeping phantom stock account maintained by the Company. When dividends are paid on the Company’s common stock, the Phantom Shares will be credited with dividend equivalents, which will be converted into additional 2007 Phantom Shares based on the closing price of the common stock on the dividend payment date.

On December 31, 2008, provided that you are employed by the Company on such date, one-third of your 2007 Phantom Shares will vest. These phantom shares will be valued based on the closing price of the Company’s common stock on December 31, 2008, and payment of their value will be made in cash within 60 days thereafter.

On December 31, 2009, provided that you are employed by the Company on such date, one-half of your remaining 2007 Phantom Shares will vest. These phantom shares will be valued based on the closing price of the Company’s common stock on December 31, 2009, and payment of their value will be made in cash within 60 days thereafter.

On December 31, 2010, provided that you are employed by the Company on such date, all of your remaining 2007 Phantom Shares will vest. These Phantom Shares will be valued based on the closing price of the Company’s common stock on December 31, 2010, and payment of their value will be made in cash within 60 days thereafter.

Termination of Employment

In the event of your termination of employment before December 31, 2007, you will not be entitled to any portion of your STI or LTI. In the event of your termination of employment after December 31, 2007, you will be entitled to your STI and to those portions of your LTI which have vested before your termination of employment. If your termination of employment after December 31, 2007 is as a result of your death, all unvested 2007 Phantom Shares credited to your account will vest and be paid out at or as soon as practicable after your death, based on the value of the common stock on the last day of the calendar quarter immediately preceding the date of death. In the event of your death, all payments due under this Award will be made to your duly designated beneficiary or your estate.

Change of Control

In the event of a Change of Control (as defined in the Plan) during 2007, your STI and LTI for the current performance period will be paid out within 30 days of the Change of Control at the target award level, pro rated for the portion of the performance period completed prior to the Change of Control. If a Change of Control occurs after December 31, 2007, (1) all vested amounts of your STI and LTI will be paid out as provided above and (2) all unvested 2007 Phantom Shares credited to your account will vest and be paid out at or as soon as practicable after the effective time of such Change of Control, based on the value of the common stock at the effective time of the Change of Control (or, if the Change of Control is not a permissible payment event under Section 409A of the Code, at the earliest permitted payment date based on the value of the common stock on the last day of the calendar quarter immediately preceding the date of permitted payment).

Income Tax Withholding

You will be required to pay, pursuant to such arrangements as the Company may establish from time to time, any applicable federal, state and local withholding tax liability at the time that the value of the STI and any portion of the LTI Award become includable in your income.

No Guarantee of Continuation of Employment

This Award does not constitute an assurance of continued employment for any period or in any way interfere with the Company’s right to terminate your employment or to change the terms and conditions of your employment.

Administration

The Committee has the sole power to interpret the Plan and this Letter and to act upon all matters relating to this Award. Any decision, determination, interpretation, or other action taken pursuant to the provisions of the Plan and this Letter by the Committee shall be final, binding, and conclusive.

Amendment

The Committee may from time to time amend the terms of this Award in accordance with the terms of the Plan in effect at the time of such amendment, but no amendment that results in a materially adverse impact to the value of your Award can be made without your written consent.

The Plan is of unlimited duration, but may be amended, terminated or discontinued by the Board of Directors of the Company at any time. However, no amendment, termination or discontinuance of the Plan that results in a materially adverse impact to the value of your Award will be made without your written consent. An amendment of the Plan or of this Award that accelerates the time of payment of your Award shall not be deemed to result in a materially adverse impact to the value of your Award.

Notwithstanding the foregoing provisions of this Section 12, the Committee expressly reserves the right to amend the terms of the Plan and this Award without your consent to the extent it determines that such amendment is necessary or desirable for compliance with Section 409A of the Code.

Miscellaneous

This Award may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution, and any attempted sale, transfer, pledge, assignment, participation, or other alienation or hypothecation in violation of the foregoing shall be null and void.

Amounts payable pursuant to this Award will be paid solely from the general assets of the Company, and your rights hereunder will be no greater than those of an unsecured general creditor of the Company.

This Letter and the applicable provisions of the Plan constitute the entire agreement, and supersedes all prior agreements and understandings, oral and written, between the parties hereto with respect to this Award.

______________________

This Letter contains the formal terms and conditions of your Award and accordingly should be retained in your files for future reference. The Company may require you to provide evidence of your acknowledgment of this Letter using such means of notification as may be communicated to you by the Company or its service provider.

Very truly yours, THESTREET.COM, INC.

By:	/s/ Thomas J. Clarke

Thomas J. Clarke, Jr. Chief Executive Officer

AGREED TO AND ACCEPTED:

/s/ Eric Ashman
Eric Ashman